UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2013, ConAgra Foods, Inc. (the "Company") received consent from JPMorgan Chase Bank, N.A., as administrative agent and a lender (the "Agent"), and the other financial institutions (collectively, the "Lenders") party to that certain Credit Agreement, dated as of September 14, 2011, among the Company, the Agent and the Lenders (as amended, the "Credit Agreement") to extend the term of the Credit Agreement from September 14, 2016 to September 14, 2018.

The Agent and certain of the Lenders (and each of their respective subsidiaries or affiliates) have in the past provided, are currently providing and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

September 16, 2013	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary